                                                               EXHIBIT 25


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------


                                  FORM T-1
            STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                               -------------



                               CHEMICAL BANK
- ---------------------------------------------------------------------------
            (Exact name of trustee as specified in its charter)

                   New York                                13-4994650
- ---------------------------------------------       ----------------------
  (State of incorporation if not a national             (I.R.S. Employer
                    bank)                             Identification No.)

               270 Park Avenue                               10017
              New York, New York
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                      The Bear Stearns Companies, Inc.
- ---------------------------------------------------------------------------
            (Exact name of obligor as specified in its charter)

                   Delaware                                13-3286161
- ---------------------------------------------       ----------------------
(State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                       Identification No.)

               245 Park Avenue                               10167
              New York, New York
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                              Debt Securities
- ---------------------------------------------------------------------------
                    (Title of the indenture securities)

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System,
     Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C.,
     20429.

               (b) Whether it is authorized to exercise corporate trust powers.

                         Yes.


     Item 2.   Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

     16.       List of Exhibits

               List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with
     Registration Statement No. 33-50010, which is incorporated by reference).

               2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

               3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

               4.  A copy of the existing By-Laws of the Trustee (see
     Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

               6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

               7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 10TH day of MARCH, 1994.

                                             CHEMICAL BANK


                                   By /s/ P.J. Gilkeson
                                      ------------------------
                                             P.J. Gilkeson
                                             Vice President

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

            at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                             DOLLAR AMOUNTS
     ASSETS                                                     IN MILLIONS


     Cash and balances due from depository institutions:
         Noninterest-bearing balances and
         currency and coin .............................          $   4,371
         Interest-bearing balances .....................              5,829
     Securities ........................................             21,834
     Federal Funds sold and securities purchased under
         agreements to resell in domestic offices of the
         bank and of its Edge and Agreement subsidiaries,
         and in IBF's:
         Federal funds sold ............................              2,125
         Securities purchased under agreements to
         resell ........................................                900

     Loans and lease financing receivables:
         Loans and leases, net of unearned income $60,826
         Less: Allowance for loan and lease losses  2,326
         Less: Allocated transfer risk reserve ...    121
                                                  -------
         Loans and leases, net of unearned income,
         allowance, and reserve .........................             58,379
     Assets held in trading accounts ....................              8,556
     Premises and fixed assets (including capitalized
         leases).........................................              1,238
     Other real estate owned ............................                713
     Investments in unconsolidated subsidiaries and
        associated companies.............................                112
     Customer's liability to this bank on acceptance
        outstanding .....................................              1,063
     Intangible assets ..................................                526
     Other assets .......................................              9,864
                                                                       -----

     TOTAL ASSETS .......................................           $115,510
                                                                    ========

/TABLE

                                   LIABILITIES

     Deposits
          In domestic offices .............................           $51,611
          Noninterest-bearing .....................$19,050
          Interest-bearing .........................32,561
                                                    ------
          In foreign offices, Edge and Agreement
          subsidiaries, and IBF's..........................            24,886
          Noninterest-bearing .....................$   136
          Interest-bearing ........................ 24,750
                                                    ------
     Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement subsidiaries,
     and in IBF's Federal funds purchased ..................            8,496
          Securities sold under agreements to repurchase ...              514
     Demand notes issued to the U.S. Treasury ..............            1,501
     Other Borrowed money ..................................            8,538
     Mortgage indebtedness and obligations under capitalized
          leases ...........................................               20
     Bank's liability on acceptances executed and outstanding           1,084
     Subordinated notes and debentures ......................           3,500
     Other liabilities ......................................           7,419

     TOTAL LIABILITIES ......................................         107,569
                                                                      -------

                                 EQUITY CAPITAL

     Common stock ...........................................            620
     Surplus ................................................          4,501
     Undivided profits and capital reserves .................          2,663
     Less: Net unrealized loss on marketable equity
          securities.........................................          (159)
     Cumulative foreign currency translation adjustments ....            (2)

     TOTAL EQUITY CAPITAL ...................................          7,941

     TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...............................       $115,510
                                                                    ========

     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                 JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                 WALTER V. SHIPLEY       )
                                 EDWARD D. MILLER        )DIRECTORS
                                 WILLIAM B. HARRISON     )